Exhibit 99.1

Fidelity & Guaranty Life Announces Naming of Dennis R. Vigneau as Chief Financial Officer

And Other Organizational Changes

•	Adds Extensive Public Company Experience to the Management Team

•	Changes Better Position FGL to Grow through Focused New Product Development

•	Separation of Risk and Actuarial Departments to Support Best-in-Class Risk Management

DES MOINES, Iowa, Jan. 27, 2014 — Fidelity & Guaranty Life (“FGL”; NYSE: FGL) announced today that Dennis R. Vigneau, the former Chief Financial Officer and Senior Vice President of Kemper Corporation, has joined the Company as Senior Vice President and will assume the position of Chief Financial Officer, effective February 12, 2014. At that time, Wendy JB Young, currently Senior Vice President, Chief Financial Officer, will become Chief Risk Officer for the Company, assuming this role from John O’Shaughnessy, who will continue to serve in his capacity as Senior Vice President and Chief Actuary.

Lee Launer, President and Chief Executive Officer of FGL, said: “We are pleased to welcome Dennis to FGL. Dennis has extensive experience as a public-company CFO in the insurance sector and will be a great asset as we embark on the next phase of our growth and development as a public company. I am also delighted that we will continue to benefit from Wendy’s talent and expertise as she assumes her new position as Chief Risk Officer. Wendy played a critical role in the success of our IPO in December and her combination of actuarial science and financial accounting skills makes her uniquely qualified to lead our risk office. In addition, as our Chief Actuary, John will play a pivotal role as he leads the development of new products in support of our sales goals.”

Phillip J. Gass, Chairman of FGL’s Board of Directors, said: “These are great changes for our company, which further reinforce our bench strength, boost our public-company experience and underscore our commitment to best-in-class risk management — all while maintaining the continuity of our senior executive team. We are thrilled with having Dennis aboard and believe that with these changes we are ideally positioned to execute our business plan.”

Dennis R. Vigneau, 47, served as the Chief Financial Officer and Senior Vice President of Kemper Corporation (formerly Unitrin Inc.) from November 2010 to March 15, 2013. Previously, he served as a senior financial executive of American Life Insurance Company, formerly a unit of AIG; as Senior Vice President and Chief Financial Officer of the Retirement and Protection Segment of Genworth Financial and Vice President, Financial Planning for Genworth Financial Holding. He has substantial experience in financial reporting and internal controls, capital and risk management, strategic planning and mergers and acquisitions. Mr. Vigneau has a Bachelor of Science degree in accounting from Southern New Hampshire University.

About Fidelity & Guaranty Life

Fidelity & Guaranty Life is the parent company of Fidelity & Guaranty Life Insurance Company. Originally incorporated in 1959, the direct insurance writer has a solid commitment to serving the individuals it knows best — consumers seeking the safety, protection, accumulation and income features of secure life insurance and annuity products. Through its insurance subsidiaries, Fidelity & Guaranty Life Insurance Company and Fidelity & Guaranty Life Insurance Company of New York, the company is a leading provider of fixed indexed annuity and fixed indexed universal life products. Visit us at: www.fglife.com

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including those factors discussed in our filings with the U.S. Securities & Exchange Commission’s (the “SEC”), including our Registration Statement on Form S-1, as amended (File No. 333-190880), which can be found at the SEC’s website www.sec.gov. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Investor Contact:

Paul Tyler

Fidelity & Guaranty Life

paul.tyler@fglife.com

410-895-0131

914-356-2138

Media Contact:

Sard Verbinnen & Co

Jamie Tully or David Millar, 212-687-8080